LanzaTech Reports First Quarter 2026 Financial Results
Sustained Focus on Execution as Transformation Progresses

SKOKIE, IL., May 14, 2026 – LanzaTech Global, Inc. (NASDAQ: LNZA) (“LanzaTech” or the “Company”), a carbon management solutions company, today reported its financial and operating results for the first quarter ended March 31, 2026.
Key Highlights:
•Successful Closing of Private Placement Financings: In January 2026, LanzaTech announced the closing of the sale and issuance of shares of its common stock to a group of investors, including new investor, SiteGround, for gross proceeds of $20.0 million and in May 2026, the Company entered into a subscription agreement with LanzaTech Global SPV, LLC, an entity controlled by a large existing investor, resulting in the immediate receipt of $10 million in gross proceeds through the issuance of 1,000,000 shares of common stock at $10.00 per share. The May 2026 agreement also provides both parties the right to require the issuance and purchase of up to an additional $20 million of common stock through May 2027, subject to certain conditions, including that the Company may not call additional amounts if it has a month end cash balance above a minimum threshold.
•Going Concern Remediation: Following management's assessment as required by GAAP, the Company has concluded that these capital raises, together with its ongoing business optimization and cost reduction plans, alleviates the substantial doubt about the Company's ability to continue as a going concern for the next twelve months that was previously disclosed.
•Awarded contract to build second generation ethanol plant in India: In January 2026, LanzaTech announced a contract with Spray Engineering Devices Ltd. to build a commercial-scale 24K MTA advanced biofuel plant in India using sugarcane bagasse, producing low-carbon ethanol, a high-value product with attractive decarbonization and downstream fuel market potential.
•UK SAF Project Reaches Key Development Milestone: In January 2026, LanzaTech announced the selection of the px Saltend Chemicals Park in the UK as the site for its Dragon II project.
•Achieves Guaranteed performance at Japan MSW-Ethanol plant: The 1/10th commercial facility showcased robust ethanol yields exceeding guaranteed performance, demonstrating continuous ethanol production from unsorted, non‑recyclable MSW-derived syngas. Converting global municipal solid waste into sustainable aviation fuel represents a potential total addressable market of approximately $300 billion annually.
•Net loss decreased to $14.7 million and Adjusted EBITDA(1) loss decreased to $7.9 million in the first quarter 2026, compared to Net loss of $19.2 million and Adjusted EBITDA loss of $30.5 million in the first quarter 2025, reflecting meaningful progress in underlying operating performance, driven by disciplined cost optimization initiatives.
•Delivered significant cost reductions, with operating expenses declining 59% quarter-over-quarter to $13.5 million, reflecting the impact of organizational restructuring and efficiency measures implemented during 2025.
•LanzaJet, in which the Company is a major shareholder, announces $47M in New Capital and First Close of Equity Round at $650M Pre-Money Valuation: On February 11, 2026, LanzaTech, alongside other investors, entered into a Series A Preferred Stock Purchase and Exchange Agreement with LanzaJet, Inc. As a result of the Series A Transaction, the Company’s ownership interest in LanzaJet Common Stock has been reduced to approximately 46%.
(1) See “Non-GAAP Financial Measures” and “Reconciliation of Net Loss to Adjusted EBITDA” sections herein for an explanation and reconciliations of non-GAAP measures used throughout this release.

First Quarter 2026 Financial Results
The table below outlines key results for the three months ended March 31, 2026 and 2025:

All amounts in millions ($)	Three Months Ended March 31,
	2026	2025
Revenue	$12.0	$9.5
Cost of revenue (1)	8.3	7.5
Operating expenses	13.5	33.0
Net loss	(14.7)	(19.2)
Adjusted EBITDA (2)	$(7.9)	$(30.5)
(1) Exclusive of depreciation.
(2) See “Non-GAAP Financial Measures” and “Reconciliation of Net Loss to Adjusted EBITDA” sections herein for an explanation and reconciliations of non-GAAP measures used throughout this release.
Revenue
•Reported total revenue of $12.0 million for the first quarter of 2026, compared to total revenue of $9.5 million for the first quarter of 2025. The increase was primarily driven by a $4.6 million increase in engineering and other services revenue primarily due to the start of new projects with new and existing customers. The increase was partially offset by a $1.1 million reduction in JDA revenue reflecting project completions, a $0.5 million reduction in revenue received from LanzaJet for their sublicensing of our technology, a $0.4 million decrease in revenue from contract research sales and an approximately $0.2 million decrease in revenue from sales of CarbonSmart product.
•Engineering and other services revenue in the first quarter of 2026 was $6.4 million, compared to $1.8 million in the first quarter of 2025, due to entering into new projects with customers.
•There was no revenue from JDA and contract research during the first quarter of 2026, compared to $1.1 million in the first quarter of 2025, due to the completion of projects with existing customers.
•Licensing revenue in the first quarter of 2026 was $0.6 million, compared to $1.1 million in the first quarter of 2025, due to the decrease in licensing revenue received from LanzaJet for their sublicensing of our technology.
•Contract research revenue in the first quarter of 2026 was $1.0 million, compared to $1.4 million in the first quarter of 2025. The decrease was due to a higher number of sales in 2025 compared to 2026.
•CarbonSmart revenue was $4.1 million in the first quarter of 2026, compared to $4.2 million in the first quarter of 2025. The decrease was due to a higher number of sales in 2025 compared to 2026.
Cost of Revenue
•For the first quarter of 2026, cost of revenue was $8.3 million, as compared to $7.5 million for the first quarter of 2025. The cost of revenue increase was primarily driven by a $1.7 million increase in engineering and other services revenue, which increase was consistent with higher production and sales volumes during the period. This increase was partially offset by a $0.5 million decrease in costs related to JDAs, $0.4 million decrease in costs associated with contract research activities and a $0.1 million decrease in costs associated with CarbonSmart product sales. The change in cost composition reflects the Company’s evolving business model, with a greater share of costs now attributable to product manufacturing and commercialization rather than service-based project activity.

Operating Expense
•For the first quarter of 2026 operating expense was $13.5 million, as compared to $33.0 million for the first quarter of 2025. The decrease was primarily due to a decrease in personnel and contractor expenses related to R&D projects and administrative operations, reflecting headcount reductions implemented during 2025 as part of the Company’s broader cost optimization initiatives.
Net Loss
•For the first quarter of 2026, net loss was $14.7 million as compared to the first quarter of 2025 net loss of $19.2 million. The quarterly change is primarily due to an increase in our revenue quarter-over-quarter, and costs reductions as a result of our cost optimization and organizational streamlining initiatives.
Adjusted EBITDA
•The first-quarter of 2026 Adjusted EBITDA loss was $7.9 million as compared to adjusted EBITDA loss of $30.5 million for first quarter of 2025. The quarter-over-quarter change is mainly attributable to the same factors that drove the change in net loss for the comparative period.
Balance Sheet and Liquidity
•As of March 31, 2026, the Company had $23.8 million in total cash and restricted cash compared to total cash, restricted cash, and investments of $17.1 million as of December 31, 2025. The increase reflects our issuance of common stock for gross proceeds of $20 million, partially offset by continued use of cash to fund operating activities and our $2 million purchase of LanzaJet Series A Preferred Stock.
Management Comments
“This has been a period in which our transformation strategy has begun delivering measurable financial results. The restructuring initiatives implemented in mid-2025 drove a 59% reduction in operating expenses in Q1 2026 compared with Q1 2025, materially improving our cost structure while maintaining momentum across our strategic initiatives,” said Dr. Jennifer Holmgren, Board Chair and CEO of LanzaTech. “During the period, we achieved guaranteed performance with municipal solid waste in Japan, a critical proof point in converting highly challenging waste streams into SAF. In the UK, we completed site selection for our integrated SAF facility, an important development milestone that advances the project toward engineering, permitting and commercial deployment. We also continued progressing our India project utilizing agricultural residues as feedstock. Together, these milestones demonstrate the breadth and flexibility of our platform across multiple waste streams. Alongside this, both LanzaTech and LanzaJet have completed successful capital raises with new investors, strengthening our financial position. These achievements demonstrate continued momentum as we build a platform for long term growth.”
About LanzaTech
LanzaTech (NASDAQ: LNZA) is a leader in carbon management, using its proprietary gas-fermentation platform to transform waste carbon into valuable products. Through global partnerships, LanzaTech enables the production of feedstocks for high-value markets including SAF and chemicals. Headquartered in the U.S., the company provides technology and commercial pathways that strengthen industrial resilience and unlock new economic value from carbon.
Forward-Looking Statements
This press release includes forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial, of the Company. These statements are based on the beliefs and assumptions of the Company’s management. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or similar expressions. The forward-looking statements are based on projections prepared by, and are the responsibility of, the Company’s management. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements, including the Company's ability to continue operations as a going concern; the Company's ability to attract new investors and raise substantial additional financing to fund its operations and/or execute on its other strategic options; delays or interruptions in government contract awards, funding cycles or agency operations (including due to a government shutdown) that could postpone project milestones and defer related revenue recognition; the Company's ability to maintain the listing of the Nasdaq Stock Market LLC; the Company's ability to execute on its business strategy and achieve profitability; its securities on the Company's ability to attract, retain and motivate qualified personnel, the Company's anticipated growth rate and market opportunities; the potential liquidity and trading of the Company's securities; the Company's future financial performance and capital requirements; the Company's assessment of the competitive landscape; the Company's ability to comply with laws and regulations applicable to its business; the Company's ability to enter into, successfully maintain and manage relationships with industry partners; the availability of governmental programs designed to incentivize the production and consumption of low-carbon fuels and carbon capture and utilization; the Company's ability to adequately protect its intellectual property rights; the Company's ability to manage its growth effectively; the Company's ability to increase its revenue from engineering services, sales of equipment packages and sales of CarbonSmart products and to improve its operating results; and the Company's ability to remediate the material weaknesses in its internal control over financial reporting and to maintain effective internal controls. The Company may be adversely affected by other economic, business, or competitive factors, and other risks and uncertainties, including those described under the header “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2025 and in future SEC filings. New risk factors that may affect actual results or outcomes emerge from time to time and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on its business, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Non-GAAP Financial Measures
To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our financial results, we have presented Adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly titled measures presented by other companies.
We define Adjusted EBITDA as our net loss, excluding the impact of depreciation, interest income, net, stock-based compensation expense, change in fair value of warrant liabilities, loss on the Brookfield SAFE extinguishment, change in fair value of the Brookfield Loan liability (net of interest accretion reversal), change in fair value of the Convertible Note and related transaction costs, and loss from equity method investees, net. We monitor and have presented in this earnings press release Adjusted EBITDA because it is a key measure used by our management and the Board to understand and evaluate our operating performance, to establish budgets, and to develop operational goals for managing our business. We believe Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of certain expenses that we include in net loss. Accordingly, we believe Adjusted EBITDA provides useful information to investors, analysts, and others in understanding and evaluating our operating results and enhancing the overall understanding of our past performance and future prospects.
Adjusted EBITDA is not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net loss, which is the most directly comparable financial measure calculated and presented in accordance with GAAP. For example, Adjusted EBITDA: (i) excludes stock-based compensation expense because it is a significant non-cash expense that is not directly related to our operating performance; (ii) excludes depreciation expense and, although this is a non-cash expense, the assets being depreciated and amortized may have to be replaced in the future; (iii) excludes gain or losses on equity method investee; and (iv) excludes certain income or expense items that do not provide a comparable measure of our business performance. In addition, the expenses and other items that we exclude in our calculations of Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results. In addition, other companies may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

LANZATECH GLOBAL INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share and per share data)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$19,861	$13,164
Trade and other receivables, net of allowance	10,557	9,527
Contract assets, net of allowance	6,683	6,541
Other current assets	10,860	10,456
Total current assets	47,961	39,688
Property, plant and equipment, net	16,153	17,128
Right-of-use assets	14,116	14,378
Equity method investment	11,318	13,272
Equity security investment	14,990	14,990
Other non-current assets	671	751
Total assets	$105,209	$100,207
Liabilities, Mezzanine Equity and Shareholders’ Equity
Current liabilities:
Accounts payable	$10,443	$10,869
Other accrued liabilities	11,138	10,278
Warrants	6	11
Fixed Maturity Consideration and current FPA Put Option liability	—	4,123
Contract liabilities	740	423
Accrued salaries and wages	1,732	1,843
Current lease liabilities	354	176
Total current liabilities	24,413	27,723
Non-current lease liabilities	15,973	16,388
Non-current contract liabilities	5,760	5,896
FPA Put Option liability	—	30,015
Brookfield Loan liability	11,000	10,900
Other long-term liabilities	4	8
Total liabilities	57,150	90,930
Mezzanine Equity
Convertible preferred stock, $0.0001 par value; 20,000,000 shares authorized as of March 31, 2026 and December 31, 2025; 0 and 20,000,000 shares issued as of March 31, 2026 and December 31, 2025, respectively; and 0 and 20,000,000 shares outstanding as of March 31, 2026 and December 31, 2025, respectively	—	2
Preferred stock - additional paid-in capital	—	13,167
Total mezzanine equity	—	13,169
Shareholders’ Equity/(Deficit)
Common stock, $0.0000001 par value, 25,800,000 shares authorized as of March 31, 2026 and December 31, 2025; 10,089,163 and 2,320,511 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	23	23
Additional paid-in capital	1,079,833	1,013,195
Accumulated other comprehensive income	1,436	1,444
Accumulated deficit	(1,033,233)	(1,018,554)
Total shareholders’ equity/(deficit)	48,059	(3,892)
Total liabilities, mezzanine equity and shareholders' equity	$105,209	$100,207

LANZATECH GLOBAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited, in thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025
Revenues:
Contracts with customers and grants	$7,279	$3,057
CarbonSmart product sales	4,050	4,204
Collaborative arrangements	—	1,050
Related party transactions	691	1,172
Total revenues	12,020	9,483
Costs and operating expenses:
Contracts with customers and grants(1)	4,209	2,902
CarbonSmart product sales(1)	4,059	4,136
Collaborative arrangements(1)	—	461
Related party transactions(1)	23	14
Research and development expense	4,008	16,494
Depreciation expense	939	781
Selling, general and administrative expense	8,593	15,748
Total cost and operating expenses	21,831	40,536
Loss from operations	(9,811)	(31,053)
Other income (expense):
Interest income, net	104	438
Other income (expense), net	(423)	17,918
Total other income (expense), net	(319)	18,356
Loss from equity method investees, net	(4,549)	(6,532)
Net loss	$(14,679)	$(19,229)

Other comprehensive loss:
Changes in credit risk of fair value instruments	—	2,696
Foreign currency translation adjustments	(8)	(441)
Comprehensive loss	$(14,687)	$(16,974)

Net loss per common share - basic	$(1.77)	$(9.79)
Net loss per common share - diluted	$(1.77)	$(9.79)

Weighted-average number of common shares outstanding - basic(2)	8,272,551	1,965,143
Weighted-average number of common shares outstanding - diluted(2)	8,272,551	1,965,143
(1)Exclusive of depreciation
(2)All common stock share and per share data for all periods prior to the quarterly period ending September 30, 2025 have been retroactively adjusted to reflect the 1-for-100 reverse stock split of the Company’s common stock and the decrease in the par value of the Company’s common stock from $0.0001 to $0.0000001 per share which became effective on August 18, 2025.

LANZATECH GLOBAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended March 31,
	2026	2025
Cash Flows From Operating Activities:
Net loss	$(14,679)	$(19,229)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation expense	1,327	2,280
Gain on change in fair value of SAFE and warrant liabilities	(4)	(2,932)
Loss on change in fair value of the Amended Brookfield Loan	100	11,426
Loss on Brookfield SAFE extinguishment	—	6,216
Change in fair value of Convertible Note	—	(35,143)
Provisions for losses on trade and other receivables and contract assets, net of recoveries	—	126
Depreciation of property, plant and equipment	939	781
Amortization of discount on debt security investment	—	(37)
Non-cash lease expense	262	490
Non-cash recognition of licensing revenue	(498)	(1,108)
Loss from equity method investees, net	4,549	6,532
Unrealized (Gain)/Loss on net foreign exchange	(244)	275
Changes in operating assets and liabilities:
Accounts receivable, net	(1,030)	240
Contract assets	(221)	5,837
Accrued interest on debt investment	—	32
Other assets	(394)	895
Accounts payable and accrued salaries and wages	(558)	1,171
Contract liabilities	317	463
Operating lease liabilities	(237)	(467)
Other liabilities	1,103	1,051
Net cash used in operating activities	(9,268)	(21,101)
Cash Flows From Investing Activities:
Purchase of property, plant and equipment	(55)	(713)
Proceeds from disposal of property, plant and equipment	42	—
Proceeds from maturity of debt securities	—	5,000
Net cash (used in) provided by investing activities	(2,013)	4,287
Cash Flows From Financing Activities:
Proceeds from issuance of common stock	20,000	—
Settlement of Forward Purchase Agreement	(2,000)	—
Partial settlement of the Brookfield Loan	—	(12,500)
Net cash provided by (used in) financing activities	18,000	(12,500)
Effects of currency translation on cash, cash equivalents and restricted cash	(4)	(389)
Net decrease in cash, cash equivalents and restricted cash	6,715	(29,703)
Cash, cash equivalents and restricted cash at beginning of period	17,051	45,737
Cash, cash equivalents and restricted cash at end of period	$23,766	$16,034

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of property, plant and equipment under accounts payable	$21	$255
Extinguishment of the Brookfield SAFE	—	13,274
Issuance of the Brookfield Loan	—	(19,490)

LANZATECH GLOBAL INC
Reconciliation of Net Loss to Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended March 31,
	2026	2025
Net loss	$(14,679)	$(19,229)
Depreciation	939	781
Interest income, net	(104)	(438)
Stock-based compensation expense and change in fair value of warrant liabilities (1)	1,323	(652)
Loss on Brookfield SAFE extinguishment	—	6,216
Change in fair value of Convertible Note and related transaction costs	—	(35,143)
Change in fair value of the Brookfield Loan (net of interest accretion reversal)	100	11,426
Loss from equity method investees, net	4,549	6,532
Adjusted EBITDA	$(7,872)	$(30,507)

(1)Stock-based compensation expense represents expense related to equity compensation plans.

Investor Relations Contact:
investors@lanzatech.com

Public Relations/Media Contact:
Freya Burton
freya@lanzatech.com